UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2012

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 N. State Street, Suite 208 Lake Oswego, Oregon 97034
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2012, Galena Biopharma, Inc. (“we,” “our” or the “Company”) entered into a further amendment to the securities purchase agreement, dated as of September 24, 2011, as previously amended, among the Company, RXi Pharmaceuticals Corporation (“RXi”), and Tang Capital Partners, LP and RTW Investments, LLC (collectively, the “Investors”) in order to extend until April 30, 2012 the date after which the securities purchase agreement may be terminated by either party if the closing shall not have occurred, as well as the maturity date of the outstanding convertible promissory notes of RXi held by the Investors.

The dividend will be payable, subject to the closing of this transaction with the securities purchase agreement as described below, with respect to shares of Galena common stock outstanding as of close of business (Eastern time) on April 23, 2012, the new record date. In light of the conditional nature of the dividend, our board of directors has not set a payment date for the distribution. Under Nasdaq rules, Galena’s shares will not trade “ex-dividend” unless and until a payment date is established and there are no conditions to the dividend payment. Accordingly, Galena stockholders as of the new April 23, 2012 record date who sell their Galena shares before the establishment of a payment date and an “ex-dividend” date also will be selling the right to receive the proposed dividend of RXi shares, assuming it is made. The distribution of RXi shares will be taxable to Galena stockholders who receive RXi shares in the distribution. Stockholders are urged to consult their own brokers and other advisers regarding the proposed spin-off.

The establishment of a payment date for the distribution, and the payment of the distribution, itself, are dependent upon the closing of the investment in RXi under the securities purchase agreement. The closing is subject to certain conditions, which may not be satisfied. In addition, the securities purchase agreement among Galena, RXi and the RXi investors provides that the agreement may be unilaterally terminated by us or by the RXi investors if the closing of the transactions has not occurred by April 30, 2012. Accordingly, unless this date is extended by mutual agreement of the RXi investors and us, either we or the RXi investors generally may terminate the securities purchase agreement at any time after April 30, 2012, unless the failure of the closing to occur was due to the fault of the party seeking to terminate the securities purchase agreement. There is no assurance, therefore, that the proposed dividend of RXi shares will be made as planned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date: April 19, 2012	By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Executive Officer